Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES RECORD EARNINGS FOR ITS

FIRST FISCAL QUARTER AND ITS INCREASED QUARTERLY DIVIDEND OF $0.27 PER SHARE

First Quarter Net Income Increased 36%

First Quarter Sales Increased 10%

First Quarter Diluted EPS $0.62 per share vs $0.45 per share

Delray Beach, Florida, July 23, 2018 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended June 30, 2018. Net sales for the quarter ended June 30, 2018 were $87.4 million, compared to $79.7 million for the quarter ended June 30, 2017, an increase of 10%. Reorder sales increased 11%, to $71.5 million for the quarter ended June 30, 2018, compared to $64.5 million for the same quarter in the prior year. New order sales increased 4.6%, to $15.9 million for the quarter ended June 30, 2018, compared to $15.2 million for the same quarter in the prior year. Net income was $12.6 million, or $0.62 diluted per share, for the quarter ended June 30, 2018, compared to net income of $9.3 million, or $0.45 diluted per share, for the quarter ended June 30, 2017, a 36% increase in net income. The Company’s online sales for the quarter ended June 30, 2018 were approximately 85% of all sales compared to 84% for the same quarter the prior year, with online sales increasing 12%.

Menderes Akdag, President and CEO, commented: “We were pleased with increases in both new order and reorder sales during the quarter, along with continued net income growth. This increase to net income can be attributed to increased revenues, which increased gross profit by $2.5 million. In addition, our net income growth was boosted by the Tax Reform Act of 2017, due to a decline in our federal tax rate from 35% to 21%. We expect our effective tax rate in fiscal 2019 to be approximately 24%. Average order value increased to $90 for the quarter compared to $87 for the same quarter the prior year. Net cash from operations for the quarter ended June 30, 2018 was $22.0 million, compared to $13.9 million for the same period last year. In fiscal 2019, we will look to build on past successes by focusing on sales growth and further improving our customer service levels.”

The Board of Directors declared an increased quarterly dividend of $0.27 per share on the Company’s common stock. The dividend will be payable on August 10, 2018, to shareholders of record at the close of business on August 3, 2018. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on July 23, 2018 until August 6, 2018 at 11:59 P.M. To access the replay, call (888) 277-5024 (toll free) or (203) 369-3021, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2018. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K. For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share amounts)

	June 30,	March 31,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$94,561	$77,936
Accounts receivable, less allowance for doubtful accounts of $37 and $35, respectively	2,431	2,292
Inventories - finished goods	25,046	23,337
Prepaid expenses and other current assets	1,278	882
Prepaid income taxes	-	788
Total current assets	123,316	105,235

Noncurrent assets:
Property and equipment, net	28,491	28,741
Intangible assets	860	860
Total noncurrent assets	29,351	29,601

Total assets	$152,667	$134,836

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$21,182	$15,274
Accrued expenses and other current liabilities	3,526	2,835
Income taxes payable	3,247	-
Total current liabilities	27,955	18,109

Deferred tax liabilities	831	996

Total liabilities	28,786	19,105

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,601 and 20,601 shares issued and outstanding, respectively	21	21
Additional paid-in capital	10,100	9,381
Retained earnings	113,751	106,320

Total shareholders' equity	123,881	115,731

Total liabilities and shareholders' equity	$152,667	$134,836

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended
	June 30,
	2018	2017

Sales	$87,390	$79,657
Cost of sales	57,436	52,192

Gross profit	29,954	27,465

Operating expenses:
General and administrative	6,934	6,226
Advertising	6,707	6,292
Depreciation	556	531
Total operating expenses	14,197	13,049

Income from operations	15,757	14,416

Other income:
Interest income, net	379	83
Other, net	317	241
Total other income	696	324

Income before provision for income taxes	16,453	14,740

Provision for income taxes	3,871	5,464

Net income	$12,582	$9,276

Comprehensive income	$12,582	$9,276

Net income per common share:
Basic	$0.62	$0.46
Diluted	$0.62	$0.45

Weighted average number of common shares outstanding:
Basic	20,408	20,293
Diluted	20,449	20,448

Cash dividends declared per common share	$0.25	$0.20

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net income	$12,582	$9,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	556	531
Share based compensation	719	494
Deferred income taxes	(165)	(104)
Bad debt expense	32	28
(Increase) decrease in operating assets and increase in liabilities:
Accounts receivable	(171)	(279)
Inventories - finished goods	(1,709)	(2,804)
Prepaid income taxes	788	-
Prepaid expenses and other current assets	(396)	(494)
Accounts payable	5,908	984
Accrued expenses and other current liabilities	643	696
Income taxes payable	3,247	5,568
Net cash provided by operating activities	22,034	13,896

Cash flows from investing activities:
Purchases of property and equipment	(306)	(43)
Net cash used in investing activities	(306)	(43)

Cash flows from financing activities:
Dividends paid	(5,103)	(4,058)
Net cash used in financing activities	(5,103)	(4,058)

Net increase in cash and cash equivalents	16,625	9,795
Cash and cash equivalents, at beginning of period	77,936	58,730

Cash and cash equivalents, at end of period	$94,561	$68,525

Supplemental disclosure of cash flow information:

Dividends payable in accrued expenses	$288	$263

Exhibit 99.1 Page 4 of 4